(Signature Page, to follow Item 79 at Screen Number 40, Page Number 33)

      This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 13th day of February, 2003.



                                           COLLEGE AND UNIVERSITY FACILITY
                                            LOAN TRUST ONE

                                           By:  State Street Bank and Trust
                                           Company, not in its individual
                                           capacity, but solely as Owner Trustee
                                           under a Declaration of Trust dated
                                           September 17, 1987 and Amended and
                                           restated on September 29, 1987, and
                                           December 4, 1989.


                                           By: Philip M. Crimmins
                                               Senior Vice President